Exhibit 99.2

NORFOLK SOUTHERN ANNOUNCES PRICING OF PREVIOUSLY ANNOUNCED EXCHANGE OFFERS, INTEREST RATE FOR NEW NOTES AND ACCEPTANCE OF TENDERED NOTES

Norfolk, Va. — May 14, 2020

Norfolk Southern Corporation (the “Company”) today announced the pricing of its offers (the “Exchange Offers”) to certain eligible holders to exchange outstanding debt securities listed in the table below (together, the “Existing Notes”) for cash and up to $800,000,000 aggregate principal amount of the Company’s new Notes due 2055 (the “New Notes”), the complete terms and conditions of which are set forth in a Confidential Offering Memorandum, dated April 30, 2020 (the “Offering Memorandum”), and the related letter of transmittal. The Company also announced that it will pay interest on the New Notes at a rate per annum equal to 3.155%, as calculated in accordance with the Offering Memorandum.

Existing Notes validly tendered and accepted by the Company at or prior to 5 p.m., New York City time, on May 13, 2020 (the “Early Exchange Date”), are expected to settle on May 15, 2020 (the “Early Settlement Date”), unless extended by the Company.

The table below indicates, among other things, the Total Exchange Consideration for each $1,000 principal amount of Existing Notes tendered and accepted as of the Early Exchange Date pursuant to the Exchange Offers (as determined in accordance with the Offering Memorandum):

							Composition of Total Exchange Consideration(1)
Cusip Numbers	Title of Security	Reference U.S. Treasury	Fixed Spread (bps)	Yield Used to Price Existing Notes(2)	Early Exchange Premium(1)	Total Exchange Consideration (1)(2)(3)	Principal Amount of New Notes(3)	Cash(3)(4)
655844CB2	5.100% Notes due 2118	2.375% due November 15, 2049	+240	3.675%	$30.00	$1,376.65	$1,376.65	$0.00
655844AK4	7.900% Notes due 2097	2.375% due November 15, 2049	+240	3.675%	$30.00	$2,080.03	$2,080.03	$0.00
655844BD9	6.000% Notes due 2111	2.375% due November 15, 2049	+240	3.675%	$30.00	$1,609.65	$1,609.65	$0.00
655844AV0	6.000% Notes due 2105	2.375% due November 15, 2049	+240	3.675%	$30.00	$1,603.79	$1,603.79	$0.00
655844AF5	7.050% Notes due 2037	2.375% due November 15, 2049	+145	2.725%	$30.00	$1,584.26	$1,584.26	$0.00
655844BR8	4.650% Notes due 2046	2.375% due November 15, 2049	+155	2.825%	$30.00	$1,327.09	$1,327.09	$0.00
655844BN7	4.800% Notes due 2043	2.375% due November 15, 2049	+150	2.775%	$30.00	$1,339.86	$1,339.86	$0.00
655844BH0 / 655844BE7	4.837% Notes due 2041	2.375% due November 15, 2049	+150	2.775%	$30.00	$1,330.78	$1,330.78	$0.00
655844BQ0	4.450% Notes due 2045	2.375% due November 15, 2049	+155	2.825%	$30.00	$1,286.57	$1,286.57	$0.00
655844CC0	4.100% Notes due 2049	2.375% due November 15, 2049	+160	2.875%	$30.00	$1,237.21	$1,237.21	$0.00
655844BY3	4.150% Notes due 2048	2.375% due November 15, 2049	+160	2.875%	$30.00	$1,239.92	$1,239.92	$0.00

(1)	Per $1,000 principal amount of Existing Notes.
(2)	The yield of the 2.375% U.S. Treasury due November 15, 2049 as of the pricing date was 1.275%.
(3)	Does not reflect any accrued and unpaid interest. The Company will pay accrued and unpaid interest on the Existing Notes up to, but not including, the Early Settlement Date.
(4)	The figures in this table reflect any optional adjustments of the Total Exchange Consideration as permitted under the terms and conditions in the Offering Memorandum.

In accordance with the acceptance priority levels and proration procedures described in the Offering Memorandum, the Company will accept $553,987,000 in aggregate principal amount of the Existing Notes that were tendered for exchange at or prior to the Early Exchange Date. The Company expects to deliver an aggregate principal amount of $799,997,000 of New Notes and will pay an aggregate of $8,374,376.52 of cash in lieu of fractional amounts and accrued and unpaid interest for the Existing Notes accepted for exchange on the Early Settlement Date. Since Existing Notes have been validly tendered so that the maximum amount of New Notes to be issued in exchange for such tendered Existing Notes would exceed $800,000,000 (the “New Issue Cap”), no additional Existing Notes will be accepted for exchange after the Early Exchange Date.

The table below indicates, among other things, the principal amount of each series of Existing Notes validly tendered as of the Early Exchange Date, the principal amount of Existing Notes to be accepted for exchange as of the Early Exchange Date and the percentage of the principal amount of Existing Notes to be accepted for exchange pursuant to the Exchange Offers:

Cusip Numbers	Title of Security	Principal Amount Tendered by Early Exchange Date	Principal Amount to be Accepted for Exchange	Percentage (%) of Principal Amount to be Accepted for Exchange
655844CB2	5.100% Notes due 2118	$449,479,000	$449,479,000	100%
655844AK4	7.900% Notes due 2097	$28,920,000	$28,920,000	100%
655844BD9	6.000% Notes due 2111	$42,005,000	$42,005,000	100%
655844AV0	6.000% Notes due 2105	$26,338,000	$26,338,000	100%
655844AF5	7.050% Notes due 2037	$22,178,000	$7,245,000	32.70	% (1)
655844BR8	4.650% Notes due 2046	$249,036,000	$0	0%
655844BN7	4.800% Notes due 2043	$135,430,000	$0	0%
655844BH0 / 655844BE7	4.837% Notes due 2041	$277,659,000	$0	0%
655844BQ0	4.450% Notes due 2045	$223,194,000	$0	0%
655844CC0	4.100% Notes due 2049	$215,825,000	$0	0%
655844BY3	4.150% Notes due 2048	$226,677,000	$0	0%

(1)

Represents the proration factor since Existing Notes were validly tendered so that the maximum amount of New Notes to be issued in exchange for such tendered Existing Notes would have exceeded the New Issue Cap.

The Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on May 28, 2020 (the “Expiration Date”), unless extended or earlier terminated.

Consummation of the Exchange Offers is subject to a number of conditions as set forth in the Offering Memorandum, including favorable tax treatment for the Exchange Offers and the absence of certain adverse legal and market developments.

If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.

This news release does not constitute an offer or a solicitation by the Company to participate in the Exchange Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation.

About Norfolk Southern

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern is a major transporter of industrial products, including chemicals, agriculture, and metals and construction materials. In addition, the railroad operates the most extensive intermodal network in the East and is a principal carrier of coal, automobiles, and automotive parts.

Forward-looking statements

This press release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern Corporation will consummate the Exchange Offers. Forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements reflect Norfolk Southern’s good-faith evaluation of information available at the time the forward-looking statements were made. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to Norfolk Southern Corporation’s annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important, including the risks and uncertainties related to the COVID-19 pandemic. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

Media Inquiries:

Media Relations, 404-420-4444 (media.relations@nscorp.com)

Investor Inquiries:

Pete Sharbel, 470-867-4807 (peter.sharbel@nscorp.com)